STONE ENERGY CORPORATION
Announces Fourth Quarter 2002 Results

NYSE--SGY
LAFAYETTE, LA. March 10, 2003

        Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploitation, development and operation of oil and gas properties located in the Gulf Coast Basin and Rocky Mountains.  For additional information, contact James H. Prince, chief financial officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at princejh@stoneenergy.com.

        Certain statements in this press release are forward-looking and are based upon Stone Energy’s current belief as to the outcome and timing of future events.  All statements, other than statements of historical facts, that address activities that Stone Energy plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results, are forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone Energy’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone Energy’s actual results and plans could differ materially from those expressed in the forward-looking statements.